As filed with the Securities and Exchange Commission on August 12, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NEOSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	13-3549286 (I.R.S employer Identification No.)

102 Witmer Road

Horsham, PA 19044

(Address of Principal Executive Offices)

Neose Technologies, Inc.

1995 Stock Option/Stock Issuance Plan

And

Neose Technologies, Inc.

Employee Stock Purchase Plan

(Full title of the Plan)

C. Boyd Clarke

President and Chief Executive Officer

Neose Technologies, Inc.

102 Witmer Road

Horsham, Pennsylvania 19044

(Name and Address of Agent for Service)

(215) 315-9000

(Telephone number, including area code of agent for service)

Copies to:

Debra J. Poul, Esq. Senior Vice President and General Counsel Neose Technologies, Inc. 102 Witmer Road Horsham, Pennsylvania 19044	Barry M. Abelson, Esquire Pepper Hamilton LLP 3000 Two Logan Square Eighteenth and Arch Streets Philadelphia, Pennsylvania 19103 (215) 981-4000

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $.01 par value(3)	825,000	$8.67	$7,152,750	$579

Common Stock, $.01 par value(3)	33,000	$8.67	$286,110	$23

Total	858,000(4)	$8.67	$7,438,860	$602

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or certain other capital adjustments.

(2)	Calculated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and the low sales price per share of the Common Stock of Neose on August 11, 2003 as reported by the Nasdaq National Market.

(3)	Includes rights to purchase Neose Series A Junior Participating Preferred Stock, or Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from Neose Common Stock.

(4)	Represents 825,000 additional shares of Common Stock subject to future grants under the Company’s 1995 Stock Option/Stock Issuance Plan and 33,000 additional shares of Common Stock subject to future grants under the Company’s Employee Stock Purchase Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 is included in documents to be given to the recipients of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

This registration statement on Form S-8 relates, in part, to the registration of an additional 858,000 shares of Common Stock, $.01 par value, of the registrant including: (i) 825,000 shares which are securities of the same class and relate to the same employee benefit plan, the Neose Technologies, Inc. 1995 Stock Option/Stock Issuance Plan, as amended and restated, as those shares registered in the registrant’s registration statements on Form S-8, previously filed with the Securities and Exchange Commission on February 15, 1996, September 10, 1997, October 13, 1999, October 11, 2000, November 14, 2001 and August 2, 2002 (Registration Nos. 333-01410, 333-35283, 333-88913, 333-47718, 333-73340 and 333-97593, respectively) which are hereby incorporated by reference; and (ii) 33,000 shares which are securities of the same class and relate to the same employee benefit plan, the Neose Technologies, Inc. Employee Stock Purchase Plan, as amended, as those shares registered in the registrant’s registration statements on Form S-8, previously filed with the Securities and Exchange Commission on February 15, 1996 and August 2, 2002 (Registration Nos. 333-01410 and 333-97593, respectively) which are hereby incorporated by reference.

Item 3.    Incorporation of Certain Documents by Reference.

The following documents which have been filed by Neose Technologies, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

1.	Our Annual Report on Form 10-K filed on March 18, 2003, for the year ended December 31, 2002;

2.	Our Quarterly Reports on Form 10-Q filed on May 13, 2003 and August 8, 2003 for the quarters ended March 31, 2003 and June 30, 2003, respectively;

3.	Our Current Reports on Form 8-K filed on (i) January 7, 2003; (ii) January 8, 2003; (iii) February 14, 2003; and (iv) April 29, 2003; and

4.	The description of the Registrant’s common stock contained in the Registration Statement on Form S-3, filed with the Commission on June 20, 2003, as amended, including any amendments or reports filed for the purpose of updating such description in which there is described the terms, rights and provisions applicable to the Registrant’s common stock and the description of rights to purchase preferred shares contained in the Registration Statement on Form 8-A filed with the Commission on October 1, 1997.

In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission’s rules, deemed to be “filed” with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

The Company’s financial statements as of December 31, 2001 and for each of the years in the two-year period ended December 31, 2001 and for the period from January 17, 1989 (inception) through December 31, 2001 incorporated by reference in this Registration Statement were audited by Arthur Andersen LLP (“Andersen”). Effective April 29, 2002, the Company’s Board of Directors approved the dismissal of Andersen as the Company’s independent auditors and the appointment of KPMG LLP to serve as the Company’s independent auditors. After reasonable efforts, the Registrant has not been able to obtain the written consent of Arthur Andersen LLP to the incorporation by reference of its report into this Registration Statement. The Registrant has dispensed with the requirement to file the written consent of Arthur Andersen LLP in reliance on Rule 437a promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Since the Registrant has not been able to obtain the written consent of Arthur Andersen LLP, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen LLP incorporated by reference herein or any omissions to state a material fact required to be stated therein.

Item 8.    Exhibits.

The Index to Exhibits filed herewith and appearing immediately prior to the exhibits hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham, Pennsylvania, on the 12th day of August, 2003.

NEOSE TECHNOLOGIES, INC.

By:	/S/ C. BOYD CLARKE

C. Boyd Clarke
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints C. Boyd Clarke, Debra J. Poul and Wendy Nagy and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and other registration statements and amendments thereto relating to the Offering contemplated by this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ C. BOYD CLARKE C. Boyd Clarke	President and Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	August 12, 2003

/S/ BRIAN H. DOVEY Brian H. Dovey	Director	August 12, 2003

/S/ L. PATRICK GAGE L. Patrick Gage	Director	August 12, 2003

/S/ WILLIAM F. HAMILTON William F. Hamilton	Director	August 12, 2003

Signature	Title	Date

/S/ DOUGLAS J. MACMASTER, JR. Douglas J. MacMaster, Jr.	Director	August 12, 2003

/S/ MARK H. RACHESKY Mark H. Rachesky	Director	August 12, 2003

/S/ STEPHEN A. ROTH Stephen A. Roth	Director	August 12, 2003

/S/ LOWELL E. SEARS Lowell E. Sears	Director	August 12, 2003

/S/ ELIZABETH H.S. WYATT Elizabeth H.S. Wyatt	Director	August 12, 2003

EXHIBIT INDEX

Exhibit No.	Description
5	Opinion of Pepper Hamilton LLP.

23.1	Consent of KPMG LLP

23.2	Consent of Pepper Hamilton LLP (contained in Exhibit 5).

24	Power of Attorney (included on signature page of this Registration Statement).

99.1	Neose Technologies, Inc. 1995 Stock Option/Stock Issuance Plan, as amended and restated (incorporated by reference to Appendix B of the Registrant’s Proxy Statement filed with the Securities and Exchange Commission on April 7, 2003).

99.2	Neose Technologies Employee Stock Purchase Plan, as amended (incorporated by reference to Appendix C of the Registrant’s Proxy Statement filed with the Securities and Exchange Commission on April 7, 2003).